                                                                      Exhibit 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 1999


Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

     1. Statement of Cash Available for Distribution for the three months ended March 31, 1999:

        Net income                                                            $     338,000
        Add:    Depreciation and amortization charged to income not
                affecting cash available for distribution                            24,000
                Minimum lease payments received, net of interest
                income earned, on leases accounted for under the
                financing method                                                     74,000

        Less:   Mortgage principal payments                                         (84,000)

                Cash Available for Distribution                               $     352,000
                                                                              =============
                Distributions Allocated to General Partners                   $     110,000
                                                                              =============
                Distributions Allocated to Limited Partners                   $     242,000
                                                                              =============


     2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 1999:

             Entity Receiving                            Form of
              Compensation                             Compensation                            Amount
           --------------------         -----------------------------------------------   ------------------
        Winthrop
        Management LLC                    Property Management Fees                          $      7,000

        WFC Realty Co., Inc.
        (Initial Limited Partner)         Interest in Cash Available for Distribution       $        121

        One Winthrop Properties, Inc.     Interest in Cash Available for Distribution       $     41,000
        (General Partner)

        Linnaeus-Hampshire Realty
        Limited Partnership
        (General Partner)                 Interest in Cash Available for Distribution       $     69,000